Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS NOTE AND ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS NOTE BE EXERCISED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

CONVERTIBLE PROMISSORY NOTE

Denver, Colorado	As of September 29, 2006

        FOR VALUE RECEIVED, A4S Security, Inc., a Colorado corporation (the “Company”), hereby promises to pay to the order of _______________ (the “Holder”), in lawful money of the United States at the address of the Holder set forth herein, the principal amount of $__________ (“Principal Amount”), together with Interest (as defined in Section 2). This Promissory Note (“Note”) has been executed by the Company on the date set forth above (the “Effective Date”) pursuant to the Securities Purchase Agreement entered into on the Effective Date by and between the Company and the Holder (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

    1.           Principal Amount. The Company hereby promises to pay to the order of the Holder, in lawful money of the United States at the address of the Holder set forth below, the Principal Amount, together with Interest (as hereinafter defined), which shall accrue from the date hereof until the date of payment in full of the aggregate Principal Amount or the conversion of this Note pursuant to the terms hereof. The Principal Amount shall be paid by the Company on the Maturity Date (unless earlier paid or converted).

    2.           Interest. The outstanding Principal Amount shall bear simple interest (“Interest”) at the rate of 5.13% per annum (calculated on the basis of the actual number of days elapsed in a 360-day year) payable on the Maturity Date (unless earlier paid or converted).

    3.           Maturity. Unless this Note is earlier accelerated, prepaid or converted as set forth below, the outstanding Principal Amount and all unpaid Interest thereon shall be paid in full on January 31, 2007 (the “Maturity Date”).

    4.           Application of Payments.

               4.1.            Except as otherwise expressly provided herein, each payment under this Note shall be applied (i) first to the repayment of any sums incurred by the Holder for the payment of any expenses in enforcing the terms of this Note, (ii) then to the payment of Interest, and (iii) then to the reduction of the Principal Amount.

               4.2.            Upon payment in full of the Principal Amount and applicable accrued and unpaid Interest thereon or the conversion of such amount pursuant to Section 6, this Note shall be marked “Paid in Full” and returned to the Company.

    5.           No Prepayment. This Note (including the Principal Amount and all accrued Interest thereon) may not be prepaid in full or in part without the prior written consent of the Holder.

    6.           Note Conversion.

               6.1.           Conversion. The outstanding Principal Amount and all accrued but unpaid Interest thereon shall immediately, and without any action on the part of the Company or the Holder, convert into shares of the Company’s Series A Preferred Stock, no par value per share (“Preferred Stock”), at a conversion price per share of Preferred Stock equal to $3.50 (the “Conversion Price”) on the date on which the stockholders of the Company have approved such conversion of this Note as provided in Section 8.1 hereof (the “Conversion Date”).

               6.2.           Conversion Procedures. As promptly as practicable after the Conversion Date, the Company, at its expense, will issue and deliver to the Holder a certificate(s) for the number of full shares of Preferred Stock issuable upon such conversion. Upon the conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company and the Company shall be forever released from all its obligations and liabilities under this Note. No fractional shares of the Company’s Preferred Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the number of shares of Preferred Stock to be issued shall be rounded to the nearest whole number of shares.

    7.           Waiver of Notice. The Company hereby waives diligence, notice, presentment, protest and notice of dishonor.

    8.           Covenants of the Company.

               8.1        Stockholder Approval. The Company shall call a meeting of its stockholders at the earliest practicable date (which meeting shall be held in no event later than December 15, 2006) and shall take all actions required to implement such meeting (including the preparation and distribution of proxy materials in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), in order to gain the approval required accordance with Rule 4350(i) of The Nasdaq Stock Market to provide for the conversion of this Note into Preferred Stock as set forth in Section 6.1 hereof, and the conversion of such Preferred Stock into shares of Common Stock.

               8.2               No Amendment of Preferred Stock. The Company shall not amend the terms of the Preferred Stock prior to the Conversion Date without the written approval of the Holder.

               8.3               Notice of Certain Events. Prior to the earlier of (a) the conversion of this Note to Preferred Stock or (b) the payment of all amounts due hereunder, upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, any sale of all or substantially all the assets of the Company (an “Asset Transfer”) or any voluntary or involuntary dissolution, liquidation or winding up of the Company or (iii) an acquisition by an individual or legal entity or “group” (as defined in Section 13(d) of the Exchange Act) of more than 50% of the voting rights or equity interests in the Company, whether in one transaction or in a series of related transactions (an “Acquisition”), in each case the Company shall, subject to the Company’s requirements under the disclosure requirements of federal and state securities laws, furnish to the Holder at least 20 days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

    9.           Events of Default. The occurrence of any of following events (each an “Event of Default”), not cured in the applicable cure period, if any, shall constitute an Event of Default of the Company:

               9.1.            a material breach of any covenant or other provision of this Note, which, if capable of being cured, is not cured within five days following notice thereof to the Company;

               9.2.            the failure to make when due any payment described in this Note, whether on or after the Maturity Date, by acceleration or otherwise;

               9.3.            (i) the application for the appointment of a receiver or custodian for the Company or the property of the Company, (ii) the entry of an order for relief or the filing of a petition by or against the Company under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against the Company, or (iv) the Company becomes insolvent; or

               9.4        the Company is in breach of any representation, warranty or covenant provided set forth in any other agreement between the Holder and the Company contained in the Purchase Agreement or any ancillary agreement between the parties referenced therein.

        Upon the occurrence of any Event of Default that is not cured within any applicable cure period, the Holder may elect, by written notice delivered to the Company, to take any or all of the following actions: (i) declare this Note to be forthwith due and payable, whereupon the entire unpaid Principal Amount, together with accrued and unpaid Interest thereon, and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any of the Note to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder or available at law or in equity upon the occurrence and continuation of an Event of Default.

    10.           Miscellaneous.

               10.1.           Successors and Assigns. This Note and the securities into which this Note is convertible may not transferred by the Holder without compliance with applicable securities laws. Subject to the terms and conditions contained herein, this Note shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns. This Note may not be assigned by the Company without the written consent of the Holder.

               10.2.           Loss or Mutilation of Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to the Company, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Company shall execute and deliver to the Holder a new Note of like tenor and denomination as this Note.

               10.3.           Titles and Subtitles. The titles and subtitles of the Sections of this Note are used for convenience only and shall not be considered in construing or interpreting this agreement.

               10.4.           Legend. Any certificate representing shares of the Company’s Preferred Stock issued upon conversion of this Note or otherwise issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS NOTE BE EXERCISED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

               10.5.           Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Company, to:

A4S Security, Inc.
489 N. Denver Avenue
Loveland, CO 80537
Fax No.: (303) 722-4011

with a copy to:

Brownstein Hyatt & Farber, P.C.
410 Seventeenth Street, 22nd Floor
Denver, CO 80202
Attn: Adam J. Agron
Fax No.: (303) 223-0934

if to the Holder, to:

_________________________
_________________________
_________________________
Attn: ____________________
Fax No.: _________________

with a copy to:

_________________________
_________________________
_________________________
Attn: ____________________
Fax No.: _________________

Either party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

               10.6        Note Holder Not Shareholder. This Note does not confer upon the Holder any right to vote or to consent to or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.

               10.7        Governing Law. This Note shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

               10.8        Waiver and Amendment. Any term of this Note may be amended, waived or modified only with the written consent of the Company and the Holder of this Note.

               10.9.              Remedies; Attorneys Fees. No delay or omission by the Holder in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between the Holder and the undersigned or any other person shall be deemed a waiver by the Holder of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by the Holder or the exercise of any other right, remedy, power or privilege by the Holder. The rights and remedies of the Holder described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity. If an Event of Default occurs, the Company agrees to pay, in addition to the Principal Amount and Interest payable thereon, reasonable attorneys’ fees and any other costs incurred by the Holder in connection with its pursuit of its remedies under this Note.

_________________

        IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name on the Effective Date.

A4S SECURITY, INC. By: ________________________ Gregory Pusey Chairman